Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of R1 RCM Inc. of our report dated March 31, 2022 relating to the financial statements of Revint Holdings, LLC. for the year ended December 31, 2021, appearing in the Proxy Statement/Prospectus of R1 RCM Inc. filed on April 22, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

September 8, 2022